EXCHANGE AGREEMENT

BY AND BETWEEN

DIVERSIFIED OPPORTUNITIES, INC.

AND

QRSCIENCES HOLDINGS LTD

AS STOCKHOLDER OF

QRSCIENCES PTY LTD

Dated July 29, 2008

TABLE OF CONTENTS

Page

ARTICLE 1 EXCHANGE OF SECURITIES

1.1

The Exchange

1.2

Calculation of DVOP Shares

ARTICLE 2 THE CLOSING

2.1

Closing Date

2.2

Transactions at Closing

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF DVOP

3.1

Organization and Qualification

3.2

Authorization

3.3

Validity and Effect of Agreement

3.4

No Conflict

3.5

Required Filings and Consents

3.6

Capitalization

3.7

SEC Reports and Financial Statements

3.8

Financial Statements

3.9

No Undisclosed Assets or Liabilities

3.10

Status of DVOP Shares

3.11

No Contract Rights or Commitments

3.12

No Intellectual Property Rights or Infringement

3.13

Employees

3.14

Litigation

3.15

Taxes

3.16

Registration

3.17

Trading

3.18

Compliance

3.19

Absence of Certain Changes

3.20

Material Transactions or Affiliations

3.21

Principals of DVOP

3.22

Brokers and Finders

3.23

Disclosure

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE SELLER

4.1

Organization and Qualification

4.2

Authority and Validity

4.3

Validity

4.4

No Breach or Violation

4.5

Required Filings and Consents

4.6

Capitalization

4.7

Financial Statements

4.8

No Undisclosed Liabilities

4.9

Title

4.10

Properties and Assets

4.11

Material Contracts

4.12

Intellectual Property Rights

4.13

Employees

4.14

Litigation

4.15

Taxes

4.16

Material Transactions or Affiliations

4.17

Principals of QRSciences

4.18

Compliance

4.19

Absence of Certain Changes

4.20

Brokers and Finders

4.21

Investor Status

4.22

Restrictions on Transfer

4.23

Access to Information

4.24

No General Solicitation

4.25

Legends

4.26

Disclosure

4.27

Qualifications to Representations and Warranties

ARTICLE 5 CERTAIN COVENANTS

5.1

Conduct of Business by DVOP

5.2

Access to Information

5.3

Confidentiality; No Solicitation

5.4

Further Assurances

5.5

Public Announcements

5.6

Notification of Certain Matters

5.7

Financial Statements

5.8

Tax-Free Exchange Status

5.9

Registration Rights

ARTICLE 6 CONDITIONS TO CONSUMMATION OF THE EXCHANGE

6.1

Conditions to Obligations of the Seller

6.2

Conditions to Obligations of DVOP

ARTICLE 7 INDEMNIFICATION

7.1

Indemnification between the Parties

7.2

Indemnification Procedures for Non-Third Party Claims

7.3

Indemnification Procedures for Third Party Claims

7.4

Limitations on Indemnification

ARTICLE 8 TERMINATION

8.1

Termination

8.2

Procedure and Effect of Termination

ARTICLE 9 MISCELLANEOUS

9.1

Entire Agreement

9.2

Amendment and Modifications

9.3

Extensions and Waivers

9.4

Successors and Assigns

9.5

Survival of Representations, Warranties and Covenants

9.6

Specific Performance

9.7

Notices

9.8

Governing Law

9.9

Consent to Jurisdiction

9.10

Counterparts

9.11

Certain Definitions

i

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this "Agreement"), is made and entered into as of July 29, 2008, by and among Diversified Opportunities, Inc., a Delaware corporation ("DVOP") and QRSciences Holdings Limited, an Australian corporation (the "Seller") with respect to the following facts:

RECITALS

A.

The Seller owns 34,458,380 fully paid ordinary shares (the "QRSciences Shares"), comprising one hundred percent of the issued shares of QRSciences Pty Ltd, an Australian private corporation ("QRSciences") ..

B.

DVOP desires to acquire from the Seller, and the Seller desires to sell and transfer to DVOP the QRSciences Shares in exchange for the payment of Eleven Million United States Dollars (US$11,000,000), to be satisfied by the issuance and delivery by DVOP of (i) that number of shares of common stock of DVOP equal to Ten Million United States Dollars (US$10,000,000) as calculated herein (the " DVOP Shares ") and (ii) One Million United States Dollars (US$1,000,000) (the " DVOP Cash ") , all subject to and on the terms and conditions set forth in this Agreement (the "Exchange").

C.

Seller, as of the date hereof, owns 9,000,000 shares of common stock of DVOP.

D.

It is intended that, for federal income tax purposes, the Exchange shall qualify as an exchange described in Section 351 of the of the Internal Revenue Code of 1986, as amended (the "Code") and a reorganization described in Section 368 of the Code.

NOW, THEREFORE, in consideration of the foregoing premises, and intending to be legally bound, the parties agree as follows:

ARTICLE 1
EXCHANGE OF SECURITIES

1.1

The Exchange

.  On the terms and subject to the conditions of this Agreement, at the Closing, DVOP shall issue and deliver to the Seller, the DVOP Shares and the DVOP Cash, and the Seller shall sell, transfer and deliver to DVOP, the QRSciences Shares.

1.2

Calculation of DVOP Shares

.  The number of shares comprising the DVOP Shares shall be calculated by dividing $10 Million United States Dollars by the Issue Price.

ARTICLE 2
THE CLOSING

2.1

Closing Date

.  The closing of the Exchange and the other transactions contemplated by this Agreement (the "Closing") shall take place at such location, date and time as DVOP and the Seller may agree. The time and date upon which the Closing actually occurs is referred to herein as the "Closing Date".

2.2

Transactions at Closing

.  At the Closing, the following transactions shall take place, which transactions shall be deemed as having taken place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

(a)

DVOP shall deliver to the Seller the following documents:

(i)

A duly executed stock certificate representing the DVOP Shares issued in the name of the Seller;

(ii)

A true copy of the letter of instruction issued by DVOP to its transfer agent directing such transfer agent to register the DVOP Shares in the name of the Seller in the stockholders ledger of DVOP;

(iii)

The DVOP Cash in immediately available funds;

(iv)

True copies of all consents and waivers obtained by DVOP in accordance with Section ;

(v)

A certificate of good standing from the Delaware Secretary of State, dated at or about the Closing Date, to the effect that DVOP is in good standing under the laws of Delaware;

(vi)

A certified copy of the Certificate of Incorporation of DVOP, as certified by the Delaware Secretary of State at or about the Closing Date;

(vii)

A certificate duly executed by DVOP's secretary attaching and attesting to the accuracy of: () the bylaws of DVOP, () the resolutions of DVOP's board of directors approving the transactions contemplated hereby, including the Exchange, and appointing the officers of QRSciences and at least one appointee of the Seller as the officers of DVOP, and () an incumbency certificate signed by all of the executive officers of DVOP dated at or about the Closing Date;

(viii)

An officer's certificate duly executed by DVOP's chief executive officer to the effect that the conditions set forth in Section  and  have been satisfied, dated as of the date of the Closing;

(ix)

All corporate books and records of DVOP; and

(x)

Such other documents and instruments as the Seller may reasonably request.

(b)

The Seller shall deliver or cause to be delivered the following documents to DVOP and/or shall take the following actions:

(i)

All share certificates in respect of the QRSciences Shares;

(ii)

Duly executed share transfer forms effecting the immediate and unconditional sale, assignment and irrevocable transfer of QRSciences Shares to DVOP;

(iii)

Certificate of existence of QRSciences, dated at or about the Closing Date, to the effect that QRSciences is in existence under the laws of Australia;

(iv)

A certificate duly executed by QRSciences' secretary attaching and attesting to the accuracy of: () the constitution of QRSciences, () the resolution of the Seller's board of directors, approving the transactions contemplated hereby, including the Exchange, and () an incumbency certificate signed by all of the executive officers of Seller dated at or about the Closing Date;

(v)

An officer's certificate duly executed by the Seller's chief executive officer to the effect that the conditions set forth in Section  and  have been satisfied, dated as of the date of the Closing; and

(vi)

Such other documents and instruments as DVOP may reasonably request.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF DVOP

DVOP hereby makes the following representations and warranties to the Seller:

3.1

Organization and Qualification

.  DVOP is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect.  DVOP is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not have a Material Adverse Effect. DVOP has no subsidiaries and is not a participant in any joint venture, partnership, or similar arrangement.

3.2

Authorization

.  DVOP has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Exchange and the transactions contemplated hereby.

3.3

Validity and Effect of Agreement

.  This Agreement has been duly and validly executed and delivered by DVOP and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of DVOP, in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

3.4

No Conflict

. Neither the execution and delivery of this Agreement by DVOP nor the performance by DVOP of its obligations hereunder, nor the consummation of the Exchange, will: (i) conflict with DVOP's certificate of incorporation or bylaws; (ii) violate any statute, law, ordinance, rule or regulation, applicable to DVOP or any of the properties or assets of DVOP; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of DVOP, or result in the creation or imposition of any Lien upon any properties, assets or business of DVOP under, any Contract or any order, judgment or decree to which DVOP is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on its obligation to perform its covenants under this Agreement.

3.5

Required Filings and Consents

. The execution and delivery of this Agreement by DVOP does not, and the performance of this Agreement by DVOP will not, require any consent, approval, authorization or permit of, or filing with or notification to, Governmental Authority with respect to DVOP except: (i) compliance with applicable requirements of the Securities Act, the Exchange Act and state securities laws; and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on DVOP, or would not prevent or materially delay consummation of the Exchange or otherwise prevent the parties hereto from performing their respective obligations under this Agreement.

3.6

Capitalization

.  The authorized capital stock of DVOP consists of 300,000,000 shares of common stock , par value $0.001 per share, of which 9,199,192 shares are issued and outstanding as of the date hereof.  Except for the transactions contemplated by this Agreement (including the transactions contemplated by the Capital Raising), there are no share capital, preemptive rights, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from DVOP any shares of capital stock of DVOP and there are no contracts or commitments providing for the issuance of, or the granting of rights to acquire, any shares of capital stock of DVOP or under which DVOP is, or may become, obligated to issue any of its securities.  All shares of capital stock of DVOP outstanding as of the date of this Agreement have been duly authorized and validly issued, are fully paid and nonassessable, and are free of preemptive rights.  As of the Closing Date there will be no more than 9,199,192 shares of DVOP common stock issued or outstanding prior to the Exchange, except for the shares of common stock issued or issuable pursuant to the terms of the Capital Raising.

3.7

SEC Reports and Financial Statements

.  DVOP has filed with the SEC all forms, reports, notices, schedules, statements and other documents and instruments required to be filed by it under any applicable law, and has heretofore made available to the Seller true and complete copies of, all such forms, reports, notices, schedules, statements and other documents and instruments required to be filed by it under the Exchange Act or the Securities Act (the "DVOP SEC Documents").  As of their respective dates or, if amended, as of the date of the last such amendment, the DVOP SEC Documents, including any financial statements or schedules included therein (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, (ii) were complete and accurate in all material respects, and (iii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder.

3.8

Financial Statements

.  Each of the financial statements (the "DVOP Financial Statements") included in the DVOP SEC Documents including but not limited to the audited financial statements for the years ended December 31, 2007 and 2006 and the unaudited financial statements for the three (3) month period ended March 31, 2008 have been filed in accordance with any applicable law and prepared from, and are in accordance with, the books and records of DVOP, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial positions and the results of operations and cash flows of DVOP as of the dates thereof or for the periods presented therein (subject, in the case of unaudited statements, to normal year-end audit adjustments not material in amount).

3.9

No Undisclosed Assets or Liabilities

.  Except as disclosed in the DVOP Financial Statements, DVOP does not have any liabilities, indebtedness or obligations, whether known or unknown, absolute, accrued, contingent or otherwise, and whether due or to become due (collectively, "Liabilities"), and, there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a Liability, including without limitation any liabilities for foreign, federal, state, local or other taxes (including deficiencies, interest and penalties).  As of the Closing Date, DVOP shall have no properties or assets of any kind, whether real personal or intangible and whether owned or leased (other than cash, cash equivalents or marketable securities) and no Liabilities.

3.10

Status of DVOP Shares

.  The DVOP Shares, when issued and allotted at the Closing in exchange for QRSciences Shares, will be duly authorized, validly issued, fully paid, nonassessable, and free of any preemptive rights, will be issued in compliance with all applicable laws concerning the issuance of securities, and will have the rights, preferences, privileges, and restrictions set forth in DVOP's charter and bylaws, and will be free and clear of any Liens of any kind and duly registered in the name of the Seller, in DVOP's stockholders ledger.

3.11

No Contract Rights or Commitments

.  On the Closing Date, there will not be any Contract to which DVOP is a party or by which any of its assets or properties are bound other than this Agreement and agreements related to the Capital Raising and employment of Mr. Russeth as described herein.

3.12

No Intellectual Property Rights or Infringement

.  DVOP does not own, has not obtained the right to use, and has not violated nor otherwise trespassed upon any patents, trademarks, service marks, trade names, copyrights, and applications, licenses and rights with respect to the foregoing, and/or any trade secrets, including know-how, inventions, designs, processes, works of authorship, computer programs and/or technical data and/or information.

3.13

Employees

.  DVOP has no employees other than its officers and directors. DVOP has no liabilities and/or debts towards any such officers and directors.  DVOP has no agreement, obligation or commitment with respect to the election of any individual or individuals to DVOP's board of directors.

3.14

Litigation

.  There is no Action pending or threatened against DVOP that, individually or in the aggregate, directly or indirectly, would be reasonably likely to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against DVOP, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

3.15

Taxes

.  DVOP has filed (or has had timely filed on its behalf) with the appropriate tax authorities all tax returns required to be filed by it or on behalf of it, and each such tax return was complete and accurate in all material respects, and DVOP has timely paid (or has had paid on its behalf) all material Taxes due and owing by it, regardless of whether required to be shown or reported on a tax return, including Taxes required to be withheld by it.  No deficiency for a material Tax has been asserted in writing or otherwise, to DVOP's Knowledge, against DVOP or with respect to any of its assets, except for asserted deficiencies that either (i) have been resolved and paid in full or (ii) are being contested in good faith.  There are no material Liens for Taxes upon DVOP's assets.

3.16

Registration

.  No order revoking the registration of DVOP or its common stock under the Exchange Act has been issued by any court, securities commission or regulatory authority in the United States and no proceedings for such purpose are pending or, to the Knowledge of DVOP, after reasonable inquiry, threatened.

3.17

Trading

.  No order revoking the listing of DVOP's common stock on the OTC Bulletin Board has been issued by any regulatory authority and no proceedings for such purpose are pending or, to the Knowledge of DVOP, after reasonable inquiry, threatened.

3.18

Compliance

.  DVOP is in compliance with all foreign, federal, state and local laws and regulations of any Governmental Authority, except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.  DVOP has not received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect.  DVOP does not, and is not require to, hold any permits, licenses or franchises from Governmental Authorities.

3.19

Absence of Certain Changes

.  Since March 31, 2008, except as described in the DVOP SEC Documents or as expressly permitted or required by this Agreement or with the consent of the Seller, DVOP has not:

(a)

sold or otherwise issued any shares of capital stock;

(b)

acquired any assets or incurred any Liabilities;

(c)

amended its certificate of incorporation or bylaws;

(d)

waived any rights of value which in the aggregate are extraordinary or material considering the business of DVOP;

(e)

made any material change in its method of management, operation or accounting;

(f)

made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

(g)

granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been cancelled as of the Closing Date;

(h)

except for the borrowing of money from Seller, borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; and

(i)

become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of DVOP or become subject to any change or development in, or effect on, DVOP that has or could reasonably be expected to have a Material Adverse Effect; and

(j)

entered into any agreement to take any action described in clauses (a) through (i) above.

3.20

Material Transactions or Affiliations

.  Except as disclosed in DVOP's Form 10 filed with the SEC on March 14, 2008, and for any transactions between DVOP and the Seller, there is no contract, agreement or arrangement between DVOP and any person who was, at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by DVOP to own beneficially, five percent or more of the issued and outstanding DVOP common stock and which is to be performed in whole or in part after the date hereof.  DVOP has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

3.21

Principals of DVOP

.  No officer or director of DVOP has, during the past five years, been:

(a)

the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)

the subject of any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)

the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(d)

found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

3.22

Brokers and Finders

.  Neither DVOP, nor any of its officers, directors, employees or managers, has employed any broker, finder, advisor or consultant, or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees, advisory fees or consulting fees in connection with the Exchange for which DVOP has or could have any liability.

3.23

Disclosure

.  As of the Closing Date, there is no known material fact or information relating to the business, condition (financial or otherwise), affairs, operations or assets of DVOP and/or its subsidiaries that has not been disclosed in writing to QRSciences and/or Sellers by DVOP.  No representation or warranty of DVOP in this Agreement or any statement or document delivered in connection herewith or therewith, contained or will contain any untrue statement of a material fact or fail to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby makes the following representations and warranties to DVOP, subject to the qualifications contained in this Agreement:

4.1

Organization and Qualification

.  The Seller and QRSciences are each duly organized and validly existing under the laws of their respective jurisdiction of organization, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect.

4.2

Authority and Validity

.  Subject to section 6.1(c), the Seller has all requisite power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. QRSciences is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except for such failure to be so qualified or in good standing as would not have Material Adverse Effect. Except as set forth on Schedule 4.2, QRSciences has no subsidiaries and is not a participant in any joint venture, partnership or similar arrangement.

4.3

Validity

.  This Agreement has been duly and validly executed and delivered by Seller and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of Seller, in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

4.4

No Breach or Violation

. The execution, delivery and performance by the Seller of this Agreement and each other document to which it is a party, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with (i) the certificate of incorporation or the constitution of the Seller or QRSciences, as applicable, or (ii) subject to section 6.1(d), any agreement to which the Seller or QRSciences is a party, or by which QRSciences' assets are bound or affected; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of QRSciences, or result in the creation or imposition of any Lien upon any properties, assets or business of QRSciences under, any Contract or any order, judgment or decree to which QRSciences is a party or by which it or any of its assets or properties is bound or encumbered, except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on its obligation to perform its covenants under this Agreement.

4.5

Required Filings and Consents

. Subject to section 6.1(d), the execution and delivery of this Agreement by the Seller does not, and the performance of this Agreement by the Seller will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, with respect to the Seller or QRSciences, except: (i) compliance with applicable requirements of the Corporations Act or the rules of the ASX Limited; and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Seller or QRSciences, or materially delay consummation of the Exchange or otherwise prevent the parties hereto from performing their obligations under this Agreement.

4.6

Capitalization

.  The issued capital of QRSciences consists of 34,458,380 shares.  There are no other issued shares, preemptive rights, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from QRSciences any shares of QRSciences and there are no contracts or commitments providing for the issuance of, or the granting of rights to acquire, any shares of QRSciences or under which QRSciences is, or may become, obligated to issue any of its securities.  All QRSciences Shares on issue as of the date of this Agreement have been duly authorized and validly issued, are fully paid and nonassessable, and are free of preemptive rights.

4.7

Financial Statements

. The Seller will provide to DVOP true and complete copies of the unaudited consolidated balance sheet of QRSciences for the financial year ended June 30, 2007 and June 30, 2008 and the unaudited financial statements for the three month period ended September 30, 2008 (if available prior to the Closing Date) and the related statements of operations, stockholders equity and cash flows for the year then ended (all of such financial statements of QRSciences collectively, the "QRSciences Financial Statements").  The QRSciences Financial Statements (including the notes thereto) present or will present fairly in all material respects the financial position and results of operations and cash flows of QRSciences at the date or for the period set forth therein, in each case in accordance with the Accounting Standards applied on a consistent basis throughout the periods involved (except as otherwise indicated therein) and shall include any and all other entities for which consolidation is required under the Accounting Standards.  The QRSciences Financial Statements will have been prepared from and in accordance with the books and records of QRSciences.

4.8

No Undisclosed Liabilities

. Except as disclosed in the QRSciences Financial Statements, QRSciences has no material liabilities, indebtedness or obligations, except those that have been incurred in the ordinary course of business, whether absolute, accrued, contingent or otherwise, and whether due or to become due, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability, indebtedness or obligation.

4.9

Title

.  Except as set forth on Schedule 4.9, the QRSciences Shares to be delivered by the Seller in connection with the transactions contemplated herein at the Closing will be owned, of record and beneficially, solely by the Seller, free and clear of any Lien and represent the Seller's entire ownership interest in QRSciences, and will have the rights, preferences, privileges, and restrictions set forth in QRSciences' constitution.

4.10

Properties and Assets

.  QRSciences has good and marketable title to, valid leasehold interests in, or the legal right to use, all of the assets, properties and leasehold interests reflected in the most recent QRSciences Financial Statements, except for those sold or otherwise disposed of since the date of such QRSciences Financial Statements in the ordinary course of business consistent with past practice.

4.11

Material Contracts

.  To the Knowledge of the Seller, each QRSciences Material Contract (i) is legal, valid, binding and enforceable and in full force and effect with respect to QRSciences, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (ii)  will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity. To the Knowledge of the Seller neither QRSciences nor any other party, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by QRSciences or by any such other party, or permit termination, modification or acceleration, under a QRSciences Material Contract.

4.12

Intellectual Property Rights

.

(a)

To the Knowledge of the Seller, QRSciences owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, common law trademarks, trade names, trade secrets (including customer lists), service marks and copyrights, and any applications for and registrations of such patents, trademarks, service marks, and copyrights and all processes, formulas, methods, schematics, technology, know-how, computer software programs, data or applications and tangible or intangible proprietary information or material that are used in its business, free and clear of all liens, claims or encumbrances (all of which are referred to as the "QRSciences Intellectual Property Rights"). The foregoing representation as it relates to all licenses, sublicenses and other agreements to which QRSciences is a party and pursuant to which QRSciences is authorized to use any third party technology, trade secret, know-how, process, patent, trademark or copyright, including software ("Licensed Intellectual Property") is limited to the interests of QRSciences pursuant to licenses from third parties, each of which to the Knowledge of the Seller, is in full force and effect, is valid, binding and enforceable and grants QRSciences such rights to such intellectual property as are used in the business as currently conducted. The QRSciences Intellectual Property Rights represent all those necessary for the normal conduct of its business as presently conducted.

(b)

QRSciences has not received notice of a claim of infringement of any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party and the Seller does not have any Knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any QRSciences Intellectual Property Rights or Licensed Intellectual Property

4.13

Employees

.  QRSciences is in compliance with all currently applicable laws and regulations respecting terms and conditions of employment, except where any failure to comply would not constitute a Material Adverse Effect. There are no proceedings pending or, to the Seller's Knowledge, reasonably expected or threatened, between QRSciences, on the one hand, and any or all of its current or former employees, on the other hand. There are no claims pending, or, to the Seller's Knowledge, reasonably expected or threatened, against QRSciences under any workers' compensation or long term disability plan or policy. QRSciences has no unsatisfied obligations that would have a Material Adverse Effect on QRSciences to any employees, former employees, or qualified beneficiaries pursuant to any employee benefit plans, or any state law governing health care coverage extension or continuation.

4.14

Litigation

.  To the Knowledge of the Seller, except as set forth on Schedule 4.14, there is no Action pending or threatened against QRSciences that, individually or in the aggregate, directly or indirectly, would be reasonably likely to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against QRSciences, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

4.15

Taxes

.  QRSciences has timely filed (or has had timely filed on its behalf) with the appropriate tax authorities all tax returns required to be filed by it or on behalf of it, and each such tax return was complete and accurate in all material respects, and QRSciences has timely paid (or has had paid on its behalf) all material Taxes due and owing by it, regardless of whether required to be shown or reported on a tax return, including Taxes required to be withheld by it.  No deficiency for a material Tax has been asserted in writing or otherwise, to the Seller’s Knowledge, against QRSciences or with respect to any of its assets, except for asserted deficiencies that either (i) have been resolved and paid in full or (ii) are being contested in good faith.  There are no material Liens for Taxes upon QRSciences' assets.

4.16

Material Transactions or Affiliations

.  Except for employment agreements and compensation plans, there is no contract, agreement or arrangement between QRSciences and any person who was, at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by QRSciences to own beneficially, five percent or more of its issued and outstanding common stock or preferred stock and which is to be performed in whole or in part after the date hereof.  QRSciences has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

4.17

Principals of QRSciences

.  No officer or director of QRSciences has, during the past five years, been:

(a)

the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)

the subject of any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)

the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(d)

found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

4.18

Compliance

.  To the Knowledge of the Seller, QRSciences is in compliance with all federal, state and local laws and regulations of any Governmental Authority applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.  QRSciences has not received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect.  To the Knowledge of the Seller, QRSciences holds all permits, licenses and franchises from Governmental Authorities required to conduct its business as it is now being conducted, except for such failures to have such permits, licenses and franchises that would not, individually or in the aggregate, have a Material Adverse Effect. QRSciences has never been debarred or otherwise prohibited or restricted from contracting with, or providing goods or services to, any Governmental Authority, nor, to the Seller’s Knowledge, has QRSciences ever been investigated by any Governmental Authority relating to or arising out of any contract or provision of goods or services.

4.19

Absence of Certain Changes

.  Since the date of the most recent QRSciences Financial Statements, except as set forth on Schedule 4.19, (i) there has been no change or development in, or effect on, QRSciences that has or could reasonably be expected to have a Material Adverse Effect, (ii) QRSciences has not sold, transferred, disposed of, or agreed to sell, transfer or dispose of, any material amount of its assets other than in the ordinary course of business, (iii) QRSciences has not paid any dividends or distributed any of its assets to any of its stockholders, (iv) QRSciences has not acquired any material amount of assets except in the ordinary course of business, nor acquired or merged with any other business, (v) QRSciences has not waived or amended any of its respective material contractual rights except in the ordinary course of business, and (vi) QRSciences has not entered into any agreement to take any action described in clauses (i) through (v) above.

4.20

Brokers and Finders

.  The Seller and QRSciences have not, nor to the Seller's Knowledge have any of their respective officers, directors, employees or managers, employed any broker, finder, advisor or consultant, or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees, advisory fees or consulting fees in connection with the Exchange for which QRSciences has or could have any liability.

4.21

Investor Status

.  The Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

4.22

Restrictions on Transfer

.  The Seller understands that the DVOP Shares have not been registered under the Securities Act or registered or qualified under any foreign or state securities law, and may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and registration or qualification under applicable state securities laws or the availability of an exemption therefrom. In any case where such an exemption is relied upon by the Seller from the registration requirements of the Securities Act and the registration or qualification requirements of such state securities laws, the Seller shall furnish DVOP with an opinion of counsel stating that the proposed sale or other disposition of such securities may be effected without registration under the Securities Act and will not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and opinion to be satisfactory to DVOP.  The Seller acknowledges that it is able to bear the economic risks of an investment in the DVOP Shares for an indefinite period of time, and that its overall commitment to investments that are not readily marketable is not disproportionate to its net worth.  This section is subject to the obligation on DVOP under section ..

4.23

Access to Information

.  The Seller acknowledges that it has had access to and has reviewed all documents and records relating to DVOP, including, but not limited to, the DVOP SEC Documents and the Disclosure Material, that it has deemed necessary in order to make an informed investment decision with respect to an investment in DVOP.

4.24

No General Solicitation

.  The Seller is unaware of, and in deciding to participate in the transactions contemplated hereby is in no way relying upon, and did not become aware of the transactions contemplated hereby through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio or the internet, in connection with the transactions contemplated hereby.

4.25

Legends

.  The Seller understands that the certificates representing the DVOP Shares shall have endorsed thereon the following legend, and stop transfer instructions reflecting that these restrictions on transfer will be placed with the transfer agent of the DVOP Shares:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 IS IN EFFECT, (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.  HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933."

4.26

Disclosure

.  No representation or warranty of the Seller in this Agreement or any statement or document delivered in connection herewith or therewith, contained or will contain any untrue statement of a material fact or fail to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

4.27

Qualifications to Representations and Warranties

.  The representations and warranties provided by the Seller pursuant to this Agreement are given subject to and qualified by and the Seller will not be liable for or in respect of any breach or non-fulfillment of such representations and warranties in respect of:

(a)

a particular fact, matter or circumstance which is within DVOP's Knowledge as at the Closing Date; and

(b)

any fact, matter or circumstance contained or disclosed in the Disclosure Material.

From the date hereof through Closing Date, the Seller will promptly notify DVOP in writing of any fact, circumstance or condition that causes or constitutes or may cause or constitute a breach of any of the Seller’s representations or warranties (with each such fact, circumstance or condition an “Update”).  Should any such fact, circumstance or condition require any change in the Disclosure Material if the Disclosure Material were dated the date of the occurrence or discovery of any such fact, circumstance or condition, the Seller will promptly deliver to DVOP a Disclosure Letter including a description of the Update which shall amend or supplement the Disclosure Material or any disclosure exception therein for the purpose of (i) determining the accuracy of any of the representations and warranties made by Sellers and the Company in this Agreement or (ii) determining whether any of the conditions set forth in Article 6 has been satisfied.  DVOP’s sole remedy with respect to an Update shall be to either fully accept and waive the Update or elect to terminate this Agreement pursuant to Section 8.1.

ARTICLE 5
CERTAIN COVENANTS

5.1

Conduct of Business by DVOP

.  Except (i) as expressly permitted or required by this Agreement, or (ii) with the consent of the Seller, during the period commencing with the date of this Agreement and continuing until the Closing Date, DVOP shall not conduct any trade or business other than as presently conducted, shall preserve intact its business organizations and maintain the registration of DVOP and the DVOP Shares under the Exchange Act and its listing on the OTC Bulletin Board.

5.2

Access to Information

.  At all times prior to the Closing or the earlier termination of this Agreement in accordance with the provisions of , and in each case subject to Section , each party hereto shall provide to the other party (and the other party's authorized representatives) reasonable access (during normal business hours and upon reasonable prior notice) to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party, provided that the party granted such access shall not interfere unreasonably with the operation of the business conducted by the party granting access, and provided that no such access need be granted to privileged information or any agreements or documents subject to confidentiality agreements.

5.3

Confidentiality; No Solicitation

.  Each party shall hold, and shall cause its respective Affiliates and representatives to hold, all Confidential Information made available to it in connection with the Exchange in strict confidence, shall not use such information except for the sole purpose of evaluating the Exchange and shall not disseminate or disclose any of such information other than to its directors, officers, managers, employees, stockholders, interest holders, Affiliates, agents and representatives, as applicable, who need to know such information for the sole purpose of evaluating the Exchange (each of whom shall be informed in writing by the disclosing party of the confidential nature of such information and directed by such party in writing to treat such information confidentially).  The above limitations on use, dissemination and disclosure shall not apply to Confidential Information that (i) is learned by the disclosing party from a third party entitled to disclose it; (ii) becomes known publicly other than through the disclosing party or any third party who received the same from the disclosing party, provided that the disclosing party had no Knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law, the rules of a recognized stock exchange on which a party's shares are listed or court order to be disclosed by the parties; or (iv) is disclosed with the express prior written consent thereto of the other party.  The parties shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained.  In the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: ()  promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; () cooperate with the non-disclosing party, at the expense of the non-disclosing party, in obtaining a protective or similar order with respect to such information; and () provide only that amount of information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

5.4

Further Assurances

.  Each of the parties hereto agrees to use commercially reasonable efforts before and after the Closing Date to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective, in the most expeditious manner practicable, the Exchange, including, but not limited to: (i) satisfying the conditions precedent to the obligations of any of the parties hereto; (ii) obtaining all waivers, consents and approvals from other parties necessary for the consummation of the Exchange, (iii) making all filings with, and obtain all consents, approvals and authorizations that are required to be obtained from, Governmental Authorities, (iv) defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder; and (v) executing and delivering such instruments, and taking such other actions, as the other party hereto may reasonably require in order to carry out the intent of this Agreement.

5.5

Public Announcements

.  DVOP, the Seller and QRSciences shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Exchange or this Agreement, and shall not issue any other press release or make any other public statement without prior consent of the other parties, except as may be required by law or, with respect to DVOP, by obligations pursuant to rule or regulation of the Exchange Act, the Securities Act, any rule or regulation promulgated thereunder or any rule or regulation of FINRA, or, with respect to the Seller, by obligations pursuant to rule or regulation of ASX Limited .

5.6

Notification of Certain Matters

.  Each party hereto shall promptly notify the other party in writing of any events, facts or occurrences that would result in any breach of any representation or warranty or breach of any covenant by such party contained in this Agreement.

5.7

Financial Statements

.  Prior to the Closing, DVOP may arrange for (i) the QRSciences Financial Statements to be prepared in compliance with GAAP or IFRS, consistently applied, and in accordance with all applicable SEC rules and regulations, including Regulation S-X promulgated under the Securities Act (the QRSciences Financial Statements so prepared being referred to herein as the "US QRSciences Financial Statements") and (ii) the independent auditors of QRSciences to provide their to consent to the inclusion of their audit report and the US QRSciences Financial Statements in the Super 8-K.  DVOP will be liable for all costs associated with the preparation of the US QRSciences Financial Statements and obtaining the consent of QRSciences’ independent auditors as contemplated by this section.

The Seller shall use its best efforts, and shall cause QRSciences to use its best efforts, to assist with this process, including having QRSciences’ independent auditor consent to DVOP's use of and reliance on the US QRSciences Financial Statements as may be required in connection with the filing of the Super 8-K required to be filed by DVOP in connection with the Exchange and any future filings made by DVOP under the United States federal securities laws.

5.8

Tax-Free Exchange Status

.  The parties hereto shall take (or refrain from taking) any and all actions necessary to ensure that, for United States federal income tax purposes:  (i) the Exchange shall qualify as a reorganization within the meaning of Sections 368(a)(1)(B) of the Code, and (ii) that the tax consequences to the stockholders of both companies are minimized.

5.9

Registration Rights.  Upon the request of the Seller, DVOP shall take such actions as may be necessary or appropriate to effect a transfer of all or part of the DVOP Shares from time to time, including without limitation any in specie distribution of the DVOP Shares to Seller's stockholders.  DVOP shall pay all expenses incurred in connection with a registration or exemption from registration.  Whenever required to affect the registration of any DVOP shares under this Agreement, DVOP shall, as expeditiously as reasonably possible: (i) prepare and file with the SEC a registration statement and use its best efforts to cause such registration statement to become effective; (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act; (iii) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Seller, provided that DVOP shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; (iv) notify the seller at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and (v) cause all such DVOP shares registered hereunder to be listed on each securities exchange on which similar securities issued by DVOP are then listed.

ARTICLE 6
CONDITIONS TO CONSUMMATION OF THE EXCHANGE

6.1

Conditions to Obligations of the Seller

.  The obligations of the Seller to consummate the Exchange shall be subject to the fulfillment, or written waiver by the Seller, at or prior to the Closing, of each of the following conditions:

(a)

The representations and warranties of DVOP set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

(b)

DVOP shall have performed and complied in all material respects with all covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date, including those set forth in this Section 6.1;

(c)

The Seller shall have obtained all necessary shareholder approvals to the Exchange and all other transactions contemplated by this Agreement;

(d)

All consents, approvals, permits, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Governmental Authority or Person shall have been obtained;

(e)

There has been no Material Adverse Effect on the business, condition or prospects of DVOP as of the Closing Date;

(f)

DVOP shall be current in its reporting obligations under the Exchange Act;

(g)

DVOP's common stock shall continue to be listed on the OTC Bulletin Board and DVOP shall not have received any notice of delisting and no proceeding for delisting shall have been commenced against DVOP;

(h)

DVOP shall have no assets (other than cash, cash equivalents and marketable securities) or Liabilities other than the Permitted Liabilities;

(i)

The Seller, DVOP and Mr. Kevin Russeth shall have entered into definitive agreements acceptable to all parties, which shall be effective concurrently with the Closing under this Agreement and will provide for: (i) Mr. Kevin Russeth's employment by DVOP as its Chief Executive Officer, (ii) DVOP's assumption from the Seller of 50% of its obligations to Mr. Kevin Russeth arising out of annual leave or long service leave in such amounts as are accrued and unpaid as of the Closing, and (iii) the termination of Mr. Kevin Russeth's employment with the Seller and payment of the other 50% of the obligations described in (ii), including a waiver and release by Mr. Kevin Russeth of all rights and benefits from the Seller, including any other severance or termination obligations;

(j)

DVOP shall have completed the Capital Raising; and

(k)

The Seller’s rights and obligations pursuant to the GE Agreement shall have been duly assigned to DVOP.

6.2

Conditions to Obligations of DVOP

. The obligations of DVOP to consummate the Exchange shall be subject to the fulfillment, or written waiver by DVOP, at or prior to the Closing of each of the following conditions:

(a)

The representations and warranties of the Seller set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time (as qualified by Section );

(b)

The Seller shall have performed and complied in all material respects with all covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with by the Seller on or prior to the Closing Date;

(c)

All consents, approvals, permits, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Governmental Authority or Person shall have been obtained;

(d)

There has been no Material Adverse Effect on the business, condition or prospects of QRSciences as of the Closing Date;

(e)

The Seller, DVOP and Mr. Kevin Russeth shall have entered into definitive agreements acceptable to all parties, which shall be effective concurrently with the Closing under this Agreement and will provide for: (i) Mr. Kevin Russeth's employment by DVOP as its Chief Executive Officer, (ii) DVOP's assumption from the Seller of 50% of its obligations to Mr. Kevin Russeth arising out of annual leave or long service leave in such amounts as are accrued and unpaid as of the Closing, and (iii) the termination of Mr. Kevin Russeth's employment with the Seller and payment of the other 50% of the obligations described in (ii), including a waiver and release by Mr. Kevin Russeth of all rights and benefits from the Seller, including any other severance or termination obligations;

(f)

DVOP shall have completed the Capital Raising; and

(g)

The Seller’s rights and obligations pursuant to the GE Agreement shall have been duly assigned to DVOP.

ARTICLE 7
INDEMNIFICATION

7.1

Indemnification between the Parties

.

(a)

Notwithstanding any other indemnification provision hereunder, DVOP (in this context, the "Indemnifying Party") shall indemnify and hold harmless the Seller, QRSciences and their respective officers, directors, employees and representatives (in this context an "Indemnified Party"), from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") suffered by such Indemnified Party resulting from or arising out of (i) any inaccuracy in or breach of any of the representations or warranties made by DVOP at the time they were made, and, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the Closing Date, (ii) any breach or nonfulfillment of any covenants or agreements made by DVOP, (iii) any misrepresentation made by DVOP, in each case as made herein or in the Schedules or Exhibits annexed hereto or in any closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by DVOP pursuant hereto or in connection with the Exchange, and (iv) any untimely filing of or inaccuracy in, and SEC Document.

(b)

Notwithstanding any other indemnification provision hereunder, the Seller (in this context, the "Indemnifying Party") shall indemnify and hold harmless DVOP and its officers, directors and representatives (in this context an "Indemnified Party"), from and against any and all Claims suffered by such Indemnified Party resulting from or arising out of (i) any inaccuracy in or breach of any of the representations or warranties made by the Seller at the time they were made, and, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the Closing Date (and as qualified by Section ), (ii) any breach or nonfulfillment of any covenants or agreements made by the Seller, and  (iii) any misrepresentation made by the Seller, in each case as made herein or in the Schedules or Exhibits annexed hereto or in any closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by the Seller pursuant hereto or in connection with the Exchange.

7.2

Indemnification Procedures for Non-Third Party Claims

.  In the event any Indemnified Party should have an indemnification claim against the Indemnifying Party under this Agreement that does not involve a claim by a third party, the Indemnified Party shall promptly deliver notice of such claim to the Indemnifying Party in writing and in reasonable detail.  The failure by any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party, except to the extent that Indemnifying Party has been actually prejudiced by such failure.  If the Indemnifying Party does not notify the Indemnified Party within fifteen (15) Business Days following its receipt of such notice that the Indemnifying Party disputes such claim, such claim specified by the Indemnifying Party in such notice shall be conclusively deemed a liability of the Indemnifying Party under this  and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand, or in the case of any notice in which the amount of the claim is estimated, on such later date when the amount of such claim is finally determined.  If the Indemnifying Party disputes its liability with respect to such claim in a timely manner, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved pursuant to Section .

7.3

Indemnification Procedures for Third Party Claims

.

(a)

Upon obtaining knowledge of any Claim by a third party which has given rise to, or is expected to give rise to, a claim for indemnification hereunder, the Indemnified Party shall give written notice ("Notice of Claim") of such claim or demand to the Indemnifying Party, specifying in reasonable detail such information as the Indemnified Party may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same).  No failure or delay by the Indemnified Party in the performance of the foregoing shall reduce or otherwise affect the obligation of the Indemnifying Party to indemnify and hold the Indemnified Party harmless, except to the extent that such failure or delay shall have actually adversely affected the Indemnifying Party's ability to defend against, settle or satisfy any Claims for which the Indemnified Party entitled to indemnification hereunder.

(b)

If the claim or demand set forth in the Notice of Claim given by an Indemnified Party pursuant to Section  is a claim or demand asserted by a third party, the Indemnifying Party shall have fifteen (15) days after the date on which Notice of Claim is given to notify Indemnified Party in writing of their election to defend such third party claim or demand on behalf of the Indemnified Party.  If the Indemnifying Party elects to defend such third party claim or demand, Indemnified Party shall make available to the Indemnifying Party and its agents and representatives all records and other materials that are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with, and assist the Indemnifying Party in the defense of, such third party claim or demand, and so long as the Indemnifying Party is defending such third party claim in good faith, the Indemnified Party shall not pay, settle or compromise such third party claim or demand.  If the Indemnifying Party elects to defend such third party claim or demand, the Indemnified Party shall have the right to participate in the defense of such third party claim or demand, at such Indemnified Party's own expense.  In the event, however, that such Indemnified Party reasonably determines that representation by counsel to the Indemnifying Party of both the Indemnifying Party and such Indemnified Party could reasonably be expected to present counsel with a conflict of interest, then the Indemnified Party may employ separate counsel to represent or defend it in any such action or proceeding and the Indemnifying Party will pay the fees and expenses of such counsel.  If the Indemnifying Party does not elect to defend such third party claim or demand or do not defend such third party claim or demand in good faith, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the Indemnifying Party's expense, to defend such third party claim or demand; provided, however, that (i) such Indemnified Party shall not have any obligation to participate in the defense of, or defend, any such third party claim or demand; (ii) such Indemnified Party's defense of or its participation in the defense of any such third party claim or demand shall not in any way diminish or lessen the obligations of the Indemnifying Party under the agreements of indemnification set forth in this ; and (iii) such Indemnified Party may not settle any claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

(b)

The Indemnifying Party and the other Indemnified Parties, if any, shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to this , including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

7.4

Limitations on Indemnification

.  No claim for indemnification under this  shall be asserted by, and no liability for such indemnify shall be enforced against, the Indemnifying Party to the extent the Indemnified Party has theretofore received indemnification or otherwise been compensated for such Claim.  In the event that an Indemnified Party shall later collect any such amounts recovered under insurance policies with respect to any Claim for which it has previously received payments under this  from the Indemnifying Party, such Indemnified Party shall promptly repay to the Indemnifying Party such amount recovered.

ARTICLE 8

TERMINATION

8.1

Termination

. This Agreement may be terminated at any time prior to the Closing:

(a)

by mutual consent of DVOP and the Seller;

(b)

by the Seller, if the Closing shall not have occurred on or before December 31, 2008 or if any of the conditions to the Closing set forth in Section  shall have become incapable of fulfillment by December 31, 2008 and shall not have been waived in writing by the Seller; provided, however, that the right to terminate this Agreement under this Section  shall not be available to the Seller if its action or failure to act has been a principal cause of or resulted in the failure of the Exchange to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)

by DVOP, if the Closing shall not have occurred on or before December 31, 2008  or if any of the conditions to the Closing set forth in Section  shall have become incapable of fulfillment by December 31, 2008 and shall not have been waived in writing by DVOP; provided, however, that the right to terminate this Agreement under this Section  shall not be available to DVOP if its action or failure to act has been a principal cause of or resulted in the failure of the Exchange to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(d)

by DVOP or the Seller if any Governmental or judicial Authority shall have issued an injunction, order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting any material portion of the Exchange and such injunction, order, decree, ruling or other action shall have become final and nonappealable.

8.2

Procedure and Effect of Termination

. In the event of termination of this Agreement pursuant to Section , written notice thereof shall forthwith be given by the terminating party to the other party, and, except as set forth below, this Agreement shall terminate and be void and have no effect and the Exchange shall be abandoned without any further action by the parties hereto and all rights, benefits and obligations of the parties under this Agreement will cease, other than those rights, benefits and obligations which have accrued as at the date of termination.  If this Agreement is terminated as provided herein:

(a)

each party hereto shall redeliver, and shall cause its agents (including, without limitation, attorneys and accountants) to redeliver, all documents, work papers and other material of each party hereto relating to the Exchange, whether obtained before or after the execution hereof; and

(b)

each party agrees that all Confidential Information received by DVOP or the Seller with respect to the other party (and QRSciences in the case of Confidential Information received by DVOP), this Agreement or the Exchange shall be kept confidential notwithstanding the termination of this Agreement.

ARTICLE 9
MISCELLANEOUS

9.1

Entire Agreement

.  This Agreement and the Schedules and Exhibits hereto contain the entire agreement between the parties and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

9.2

Amendment and Modifications

. This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought.

9.3

Extensions and Waivers

. At any time prior to the Closing, the parties hereto entitled to the benefits of a term or provision may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any obligation, covenant, agreement or condition contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument or instruments in writing signed by the party against whom enforcement of any such extension or waiver is sought.  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement.

9.4

Successors and Assigns

. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that no party hereto may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party hereto.  Except as provided in , nothing in this Agreement is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.5

Survival of Representations, Warranties and Covenants

. The representations and warranties contained herein shall survive the Closing and shall thereupon terminate one year from the Closing.  All covenants and agreements contained herein which by their terms contemplate actions following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms.

9.6

Specific Performance

. The parties hereto agree that in the event that any party fails to consummate the Exchange in accordance with the terms of this Agreement (other than by virtue of the Agreement being terminated in accordance with Section ), irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine.  It is accordingly agreed that the parties shall be entitled to specific performance in such event, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or in equity.

9.7

Notices

. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, email or other electronic transmission service to the appropriate address or number as set forth below (or any other address duly notified by a party hereto pursuant to the provisions of this Section ).

If to DVOP:	with a copy to:
Diversified Opportunities, Inc.	Steven J. Davis, Esq.
10907 Technology Place	1042 N. El Camino Real, Ste B-261
San Diego, CA 92127	Encinitas, CA 92024-1322
Attn: Kevin Russeth, President
Phone: (858) 613-8355	Phone: (619) 788-2383
Fax: (858) 613-8715	Fax: (858) 367-3138
Email: krusseth@qrsciences.com	Email: steve@sjdavislaw.com

If to the Seller:	with a copy to:
QRSciences Holdings, Ltd.	Duane Morris LLP
5/435 Williamstown Road	101 West Broadway, Suite 900
Port Melbourne, Australia VIC 3207	San Diego, CA 92101
Attn: Rick Stokes	Attn: James A. Mercer III, Esq.
Phone: +61(3) 9646-9016	Phone: (619) 744-2209
Fax: +61(3) 9645-2937	Fax: (619) 744-2201
Email: rstokes@qcctv.com.au	Email: jamercer@duanemorris.com

9.8

Governing Law

. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

9.9

Consent to Jurisdiction

. Any action, suit or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Letter Agreement shall be commenced only in a state or federal court of competent jurisdiction the State of California, County of San Diego, and the parties hereto each consents to the jurisdiction of such a court.

9.10

Counterparts

. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.  This Agreement may be signed by facsimile or electronic signature, and such facsimile or electronic signatures shall have the same effect as manually signed counterparts.

9.11

Certain Definitions

. As used herein:

(a)

"Accounting Standards" means:

(i)

the accounting standards required under the Corporations Act 2001 (Commonwealth);

(ii)

if no accounting standard applies under the Corporations Act 2001 (Commonwealth) in relation to an accounting practice, the standards acceptable to the Australian Accounting Standards Board, including:

(iii)

the Australian Accounting Concepts;

(iv)

the Australian Accounting Standards; and

(v)

the Approved Accounting Standards.

(b)

"Action" means any claim, action, arbitration, audit, hearing, investigation, notice of violation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

(c)

"Affiliate" shall have the meanings ascribed to such term in Rule 12b-2 of the Exchange Act.

(d)

"Business Day" shall mean any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business in the City of San Diego, California.

(e)

"Capital Raising" means a financing transaction involving the issuance of debt or equity by DVOP resulting in net proceeds to DVOP of not less than Two Million Five Hundred Thousand United States Dollars (US$2,500,000).

(f)

"Confidential Information" shall mean the existence and contents of this Agreement and the Schedules and Exhibits hereto, and all proprietary technical, economic, environmental, operational, financial and/or business information or material of one party which, prior to or following the Closing Date, has been disclosed by the Seller or QRSciences, on the one hand, or DVOP, on the other hand, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other.

(g)

"Contract" shall mean any oral, written or implied contracts, agreements, licenses, instruments, indentures leases, powers of attorney, guaranties, surety arrangements or other commitments of any kind.

(h)

"Common Stock Equivalents" shall mean securities that entitle the holder thereof to acquire at any time shares of DVOP common stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of DVOP common stock.

(i)

“Disclosure Letter” means the letter given to DVOP by the Seller on or immediately before the Closing Date containing disclosures and matters in respect of which the warranties and representations provided by the Seller pursuant to  are subject or are qualified.

(j)

“Disclosure Material” means the Disclosure Letter and the information referred to or identified in Schedule A to this Agreement.

(k)

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(l)

"GAAP" shall mean generally accepted accounting principles in the United States as in effect on the date or for the period with respect to which such principles are applied.

(m)

“GE Agreement” means the Patent Cross License Agreement effective as of 23 May 2006 between GE Security, Inc. and Quantum Magnetics, Inc. on the one hand and QRSciences Holdings Limited, QRSciences Pty Ltd and QRSciences Corporation, on the other hand.

(n)

"Governmental Authority" shall mean any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory (including ASX Limited) or administrative functions of or pertaining to government and any executive official thereof.

(o)

"IFRS" shall mean international financial reporting standards as in effect on the date or for the period with respect to which such principles are applied.

(p)

"Issue Price" means (i) in the event that the Capital Raising has occurred, the price per share of common stock of DVOP issued in the Capital Raising; provided that if DVOP issues any Common Stock Equivalents, the Issue Price shall be deemed the initial price per share at which such Common Stock Equivalents are convertible, exercisable or exchangeable for shares of DVOP common stock, or (ii) in the event that the Capital Raising has not occurred, the volume weight average price for DVOP's common stock for the twenty (20) trading days preceding the Closing Date.

(q)

"Knowledge" shall mean (i) with respect to an individual, knowledge of a particular fact or other matter, if such individual is aware of such fact or other matter, and (ii) with respect to a Person that is not an individual, knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter.

(r)

"Lien" shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or proxy, pre-emptive rights, first refusal rights, participation rights, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

(s)

"Material Adverse Effect" shall mean any adverse effect on the business, condition (financial or otherwise) or results of operation of the applicable entity.

(t)

"Material Contract" shall mean any Contract, other than equipment and furniture leases entered into in the ordinary course of business, where the liabilities or commitments associated therewith exceed $10,000 individually or $50,000 in the aggregate.

(u)

"Person" shall mean any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof.

(v)

"Permitted Liabilities" shall mean (i) amounts owed by DVOP to Seller and (ii) amounts owed by DVOP to third parties not exceeding $50,000.

(w)

"SEC" shall mean the Securities and Exchange Commission.

(x)

"Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(y)

"Super 8-K" shall mean the Current Report on Form 8-K required to be filed by DVOP relating to the Exchange.

(z)

"Taxes" shall mean all taxes (whether U.S.  federal, state, local or other non-U.S.) based upon or measured by income and any other tax whatsoever, including, without limitation, gross receipts, profits, sales, levies, imposts, deductions, charges, rates, duties, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll and social security, employment, excise, stamp duty or property taxes, together with any interest, penalties, charges or fees imposed with respect thereto.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

DIVERSIFIED OPPORTUNITIES, INC.	QRSCIENCES HOLDINGS LIMITED

By: /s/ Kevin Russeth _______________	By: _/s/ Rick Stokes _________________
Kevin Russeth	Rick Stokes
President	Chief Executive Officer

SCHEDULE A

This Disclosure Schedule, including any documents referred to herein is made and given pursuant to Article 4 of the Stock Exchange Agreement (the "Agreement") dated as of July 29, 2008 among by and among Diversified Opportunities, Inc., a Delaware corporation ("DVOP") and QRSciences Holdings Limited, an Australian corporation (the "Seller").  The Section numbers in this Disclosure Schedule correspond to the Section numbers in the Agreement.  The disclosures in this Disclosure Schedule are to be taken as relating to the representations and warranties in the Section of the Agreement to which they expressly relate and shall be deemed to be disclosed and incorporated into any other Section number to the extent that such exception or item referred in a Section is set forth in sufficient detail such that its applicability to such other Section number is reasonably apparent on its face.  Where the terms of a contract or other disclosure item have been summarized in this Disclosure Schedule, such summary or description does not purport to be a complete statement of the material terms of such contract or item.  Any terms defined in the Agreement shall have the same meaning when used in this Disclosure Schedule as when used in the Agreement unless the context otherwise requires.

Nothing herein constitutes an admission of any liability or obligation on the part of any Seller, QR Sciences or any of the Seller's subsidiaries.  In some respects, this Disclosure Schedule may provide more information than is required by the Agreement.  No implication should be drawn that information not required to be provided by this Agreement is necessarily complete or material or that the inclusion of information not required to be provided by this Agreement establishes or implies a standard of materiality, a standard for what may be in the ordinary course of business or any other standard.  This Disclosure Schedule is qualified in its entirety by reference to the Agreement.

4.2

Authority and validity

•

QRSciences Pty Limited has the following subsidiaries:

QRSciences Corporation

Spectrum San Diego Inc.

4.9

Title

•

QRSciences Holdings Limited has granted ASIC Charge No. 1643638 in favour of Trafalgar Capital Specialized Investment Fund, being a fixed and floating charge, which includes the shares in QRSciences Pty Ltd.

4.4.

No Breach or Violation

4.10.

Properties and Assets

4.11.

Material Contracts

4.12.

Intellectual Property Rights

•

Agreement dated 3 February 2006 between BTG International Limited and QRSciences Pty Ltd.

•

Restated Option Agreement effective 30 May 2006 between BTG International Limited and QRSciences Pty Ltd.

•

Patent Cross License Agreement effective as of 23 May 2006 between GE Security, Inc. and Quantum Magnetics, Inc. on the one hand and QRSciences Holdings Limited, QRSciences Pty Ltd and QRSciences Corporation, on the other hand.

•

Contract for services No. 15/1195 between the Commonwealth of Australia represented by the Australian Customs Service ABN 66 015 286 036 and QRSciences Pty Ltd ABN 84 071 648 309 with a commencement date of 9 January 2006 with respect to advanced metal detection system development services.

•

Contract No. 06/1519 dated 26 September 2006 between the Commonwealth of Australia represented by the Australian Customs Service ABN 66 015 286 036 and QRSciences Pty Ltd ABN 84 071 648 309 with respect to advanced metal detection systems at Customs mail processing facilities.

•

Contract No. 08/2555 dated 10 April 2008 between the Commonwealth of Australia represented by Australian Customs Service ABN 66 015 286 036 and QRSciences Pty Ltd ABN 84 071 648 309 regarding the Automatic Metal Detection System II.

•

Funding Deed in relation to funding for a comparative investigation of electromagnetic methods for air cargo screening between Commonwealth of Australia as represented by and acting through the Department of the Prime Minister and Cabinet ABN 18 108 001 191 and QRSciences Pty Ltd ABN 84 071 648 309.

•

R&D Start Program Grant Agreement between the Commonwealth of Australia acting through the Industry Research and Development Board ABN 51 835 430 479 001 and QRSciences Limited (now QRSciences Pty Ltd) ABN 84 071 648 309 with a commencement date of 1 October 2004 with respect to Next Generation Explosive Detection System.

•

Secured Convertible Promissory Note dated 2 November 2007 between Spectrum San Diego and QRSciences Corporation.

•

Loan and Security Agreement dated 16 September 2007 between Spectrum San Diego and QRSciences Corporation (as amended).

•

Investor’s Rights Agreement dated 18 February 2006 between Spectrum San Diego and QRSciences Corporation (as amended).

•

Series A Preferred Stock Purchase Agreement made as of February 2006 between Spectrum San Diego and QRSciences Corporation.

•

Right of First Refusal and Co-Sale Agreement made as of February 2006 between Spectrum San Diego, QRSciences Corporation and Steven W. Smith and Jenny L. Smith.

•

Voting Agreement made as of February 2006 between Spectrum San Diego, QRSciences Corporation and Steven W. Smith and Jenny L. Smith.

•

Cooperative Research and Development Agreement 02-CRDA-0166 dated 1 April 2002 between Thorlock International Ltd (now QRSciences Pty Ltd) and the United States of America, as represented by the Federal Aviation Administration William J. Hughes Technical Center (as amended).

•

Contract HSTS04-05-C-RED023 dated 6 January 2005 between QRSciences Limited (now QRSciences Pty Ltd) and Transportation Security Administration.

4.13

Employees

4.14.

Litigation

•

Investigation by Workplace Ombudsman in relation to claims by retrenched employees from QRS Pty Ltd in Perth, Western Australia, being matters TC008468 Mikhaltsevitch and TC009931 Rudakov and QRSciences Pty Ltd.

4.19.

Absence of Certain Changes

•

The unaudited financial statements of QRSciences Pty Ltd for the period to 30 June 2008

4